Exhibit 99.1
Upstart Announces Fourth Quarter and Full Year 2023 Results

SAN MATEO, Calif. – February 13, 2024 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for its fourth quarter and fiscal year 2023 ended December 31, 2023. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“Despite the difficult lending environment, we delivered solid results to end the year,” said Dave Girouard, CEO, Upstart. “The numbers will show that we’ve actually become more efficient in 2023. And even while becoming more efficient, we’ve laid the groundwork to become a more resilient and diversified company that can thrive through a wide range of economic conditions.”

Fourth Quarter 2023 Financial Highlights
•Revenue. Total revenue was $140 million, a decrease of 4% from the fourth quarter of 2022, but up 4% sequentially. Total fee revenue was $153 million, a decrease of 2% year-over-year.

•Transaction Volume and Conversion Rate. 129,664 loans were originated, totaling $1.3 billion across our platform in the fourth quarter of 2023, down 19% from the same quarter of the prior year. Conversion on rate requests was 11.6% in the fourth quarter of 2023, up from 10.5% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(47.5) million, up from $(58.5) million in the same quarter of the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(42.4) million, up from $(55.3) million in the fourth quarter of the prior year. Adjusted net income (loss) was $(9.7) million, up from $(20.9) million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $(0.50), and diluted adjusted earnings per share was $(0.11) based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $95.6 million in the fourth quarter of 2023, up 17% year-over-year, with a contribution margin of 63% compared to a 53% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $0.6 million, up from $(16.6) million in the same quarter of the prior year. The fourth quarter 2023 adjusted EBITDA margin was 0% of total revenue, up from (11)% in the same quarter of the prior year.

Fiscal Year 2023 Financial Highlights
•Revenue. Total revenue was $514 million, a decrease of 39% from the prior year. Total fee revenue was $560 million, a decrease of 38% year-over-year.

•Transaction Volume and Conversion Rate. 437,659 loans were originated, totaling $4.6 billion across our platform in 2023, down 59% from the prior year. Conversion on rate requests was 9.7% in 2023, down from 14.1% in the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(257) million, down from $(114) million in the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(240) million, down from $(109) million in the prior year. Adjusted net income (loss) was $(46.9) million, down from $19.4 million in the prior year. Accordingly, GAAP diluted earnings per share was $(2.87), and diluted adjusted earnings per share was $(0.56) based on the weighted-average common shares outstanding during the year.

•Contribution Profit. Contribution profit was $353 million in 2023, down 21% year-over-year, with a contribution margin of 63% compared to a 49% contribution margin in the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $(17.2) million, down from $37.2 million in the prior year. 2023 adjusted EBITDA margin was (3)% of total revenue, down from 4% in the prior year.

Financial Outlook
For the first quarter of 2024, Upstart expects:
•Revenue of approximately $125 million
◦Revenue From Fees of approximately $133 million
◦Net Interest Income (Loss) of approximately $(8) million
•Contribution Margin of approximately 61%
•Net Income (Loss) of approximately $(75) million
•Adjusted Net Income (Loss) of approximately $(33) million
•Adjusted EBITDA of approximately $(25) million
•Basic Weighted-Average Share Count of approximately 87.0 million shares
•Diluted Weighted-Average Share Count of approximately 87.0 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on February 13, 2024. To access the call in the United States and Canada: +1 888-256-1007, conference code 7615310. To access the call outside of the United States and Canada: +1 313-209-4906, conference code 7615310. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to 100+ banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates across races, ages, and genders, while delivering the exceptional digital-first experience customers demand. More than 80% of borrowers are approved instantly, with zero documentation to upload. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, and small-dollar “relief” loans. Upstart is based in San Mateo, California, and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the first quarter of 2024. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including through securitizations, committed capital arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts; including reflecting the impact of economic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.

We define “transaction volume, dollars” as the total principal of loan originations facilitated on our marketplace during the periods presented. We define “transaction volume, number of loans” as the number of loan originations facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, as well as certain items that are not related to core business and ongoing operations, such as reorganization expenses and net gain on a lease modification. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and are excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, certain employer payroll taxes on employee stock transactions, expense on convertible notes, acquisition-related costs, net gain on a lease modification, and reorganization expenses as well as certain items that are not related to core business and ongoing operations. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	December 31,
	2022	2023
Assets
Cash	$422,411	$368,405
Restricted cash	110,056	99,382
Loans (at fair value)(1)	1,010,421	1,156,413
Property, equipment, and software, net	44,168	42,655
Operating lease right of use assets	86,335	54,694
Beneficial interest assets (at fair value)	—	41,012
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $42,648 and $48,897 at fair value as of December 31, 2022 and December 31, 2023, respectively)	154,351	146,227
Total assets	$1,936,054	$2,017,100
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$18,715	$12,613
Payable to investors	90,777	53,580
Borrowings	986,394	1,040,424
Payable to securitization note holders (at fair value)	—	141,416
Accrued expenses and other liabilities (includes $8,820 and $10,510 at fair value as of December 31, 2022 and December 31, 2023, respectively)	66,946	71,438
Operating lease liabilities	100,787	62,324
Total liabilities	1,263,619	1,381,795
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 81,259,676 and 86,330,303, shares issued and outstanding as of December 31, 2022 and December 31, 2023, respectively	8	9
Additional paid-in capital	714,871	917,872
Accumulated deficit	(42,444)	(282,576)
Total stockholders’ equity	672,435	635,305
Total liabilities and stockholders’ equity	$1,936,054	$2,017,100

(1)As of December 31, 2023 includes $179.1 million of loans, at fair value, contributed as collateral for the consolidated securitization. No such loans were held as of December 31, 2022.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
Revenue:
Revenue from fees, net	$155,597	$152,846	$907,272	$560,431
Interest income, interest expense, and fair value adjustments, net:
Interest income(1)	39,292	52,073	105,580	168,996
Interest expense(1)	(4,521)	(14,066)	(10,843)	(34,894)
Fair value and other adjustments(1)	(43,455)	(50,541)	(159,565)	(180,971)
Total interest income, interest expense, and fair value adjustments, net	(8,684)	(12,534)	(64,828)	(46,869)
Total revenue	146,913	140,312	842,444	513,562
Operating expenses:
Sales and marketing	50,753	38,772	345,776	127,143
Customer operations	43,487	36,117	187,994	150,418
Engineering and product development	64,029	57,152	237,247	280,138
General, administrative, and other	47,142	55,772	185,290	212,388
Total operating expenses	205,411	187,813	956,307	770,087
Loss from operations	(58,498)	(47,501)	(113,863)	(256,525)
Other income, net	3,944	6,345	9,473	21,206
Expense on convertible notes	(1,173)	(1,179)	(4,684)	(4,706)
Net loss before income taxes	(55,727)	(42,335)	(109,074)	(240,025)
(Benefit) provision for income taxes	(464)	63	(409)	107
Net loss	$(55,263)	$(42,398)	$(108,665)	$(240,132)

Net loss per share, basic	$(0.67)	$(0.50)	$(1.31)	$(2.87)
Net loss per share, diluted	$(0.67)	$(0.50)	$(1.31)	$(2.87)
Weighted-average number of shares outstanding used in computing net loss per share, basic	82,230,427	85,569,351	82,771,268	83,765,896
Weighted-average number of shares outstanding used in computing net loss per share, diluted	82,230,427	85,569,351	82,771,268	83,765,896
(1)Balances for the three months ended December 31, 2023 include $9.6 million of interest income, $(3.0) million of interest expense, and $(5.9) million of fair value and other adjustments, net related to the consolidated securitization. Balances for the year ended December 31, 2023 include $19.7 million of interest income, $(6.7) million of interest expense, and $(5.5) million of fair value and other adjustments, net related to the consolidated securitization.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2022	2023
Cash flows from operating activities
Net loss	$(108,665)	$(240,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of financial instruments	168,878	234,822
Stock-based compensation	125,945	175,039
Gain on loan servicing rights, net	(28,739)	(13,713)
Depreciation and amortization	13,513	24,903
Non-cash interest expense	3,047	3,057
Other	—	(3,869)
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(7,807,429)	(3,006,510)
Proceeds from sale of loans held-for-sale	6,828,617	2,514,627
Principal payments received for loans held-for-sale	152,018	189,746
Principal payments received for loans held by consolidated securitization	—	24,832
Settlements of beneficial interest liabilities	—	(596)
Other assets	4,173	(8,932)
Operating lease liability and right-of-use asset	10,204	(6,822)
Accounts payable	11,878	(6,127)
Payable to investors	(16,821)	(42,989)
Accrued expenses and other liabilities	(31,300)	2,171
Net cash used in operating activities	(674,681)	(160,493)

Cash flows from investing activities
Purchases and originations of loans held-for-investment	(149,298)	(157,223)
Proceeds from sale of loans held-for-investment	14,289	972
Principal payments received for loans held-for-investment	43,311	102,446
Principal payments received for notes receivable and repayments of residual certificates	6,736	4,328
Purchases of property and equipment	(8,825)	(1,527)
Capitalized software costs	(14,088)	(10,559)
Acquisition of beneficial interest assets	—	(56,892)
Purchases of non-marketable equity securities	(1,250)	—
Purchase of certificates of deposit	(5,000)	—
Net cash used in investing activities	(114,125)	(118,455)

Cash flows from financing activities
Proceeds from borrowings	688,813	626,910
Repayments of borrowings	(400,898)	(575,937)
Principal payments made on securitization notes	—	(23,320)
Proceeds from issuance of securitization notes	—	165,318
Proceeds from issuance of common stock under employee stock purchase plan	7,662	8,431
Proceeds from exercise of stock options	12,354	12,881
Taxes paid related to net share settlement of equity awards	(16)	(15)
Repurchases of common stock	(177,883)	—
Net cash provided by financing activities	130,032	214,268

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2022	2023
Change in cash and restricted cash	(658,774)	(64,680)
Cash and restricted cash at beginning of year	1,191,241	532,467
Cash and restricted cash at end of year	$532,467	$467,787

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
Revenue from fees, net	$155,597	$152,846	$907,272	$560,431
Loss from operations	(58,498)	(47,501)	(113,863)	(256,525)
Operating Margin	(38)%	(31)%	(13)%	(46)%
Sales and marketing, net of borrower acquisition costs(1)	$11,153	$10,614	$43,063	$36,626
Customer operations, net of borrower verification and servicing costs(2)	9,458	7,024	30,186	33,798
Engineering and product development	64,029	57,152	237,247	280,138
General, administrative, and other	47,142	55,772	185,290	212,388
Interest income, interest expense, and fair value adjustments, net	8,684	12,534	64,828	46,869
Contribution Profit	$81,968	$95,595	$446,751	$353,294
Contribution Margin	53%	63%	49%	63%
_________
(1)Borrower acquisition costs were $39.6 million and $28.2 million for the three months ended December 31, 2022 and 2023, respectively, and were $302.7 million and $90.5 million for the year ended December 31, 2022 and 2023, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses associated with the January 2023 Plan.
(2)Borrower verification and servicing costs were $34.0 million and $29.1 million for the three months ended December 31, 2022 and 2023, respectively, and were $157.8 million and $116.6 million for the year ended December 31, 2022 and 2023, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses associated with the January 2023 Plan.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
Total revenue	$146,913	$140,312	$842,444	$513,562
Net loss	(55,263)	(42,398)	(108,665)	(240,132)
Net Loss Margin	(38)%	(30)%	(13)%	(47)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$34,316	$33,409	$128,038	$178,400
Depreciation and amortization	3,654	9,103	13,513	24,903
Reorganization expenses	—	—	—	15,536
Expense on convertible notes	1,173	1,179	4,684	4,706
Net gain on lease modification	—	(737)	—	(737)
(Benefit) provision for income taxes	(464)	63	(409)	107
Adjusted EBITDA	$(16,584)	$619	$37,161	$(17,217)
Adjusted EBITDA Margin	(11)%	0%	4%	(3)%
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
Net loss	$(55,263)	$(42,398)	$(108,665)	$(240,132)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	34,316	33,409	128,038	178,400
Reorganization expenses	—	—	—	15,536
Net gain on lease modification	—	(737)	—	(737)
Adjusted Net Income (Loss)	$(20,947)	$(9,726)	$19,373	$(46,933)
Net loss per share:
Basic	$(0.67)	$(0.50)	$(1.31)	$(2.87)
Diluted	$(0.67)	$(0.50)	$(1.31)	$(2.87)
Adjusted Net Income (Loss) per Share:
Basic	$(0.25)	$(0.11)	$0.23	$(0.56)
Diluted	$(0.25)	$(0.11)	$0.21	$(0.56)
Weighted-average common shares outstanding:
Basic	82,230,427	85,569,351	82,771,268	83,765,896
Diluted	82,230,427	85,569,351	92,023,924	83,765,896
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.